Exhibit 99.1

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus VisionTech Announces Asia Pacific Channel Partner Agreement with the NOX Co. Ltd.

Vancouver, British Columbia--(June 28, 2021) – Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1), an emerging data compliance software innovator, through its wholly-owned subsidiary ComplyTrustTM Inc., announces the recent agreement with NOX Co. Ltd. to introduce the ComplyScanTM cloud-backup compliance reporting and Forget-Me-YesTM data privacy management products through Japan and Asia-Pacific (APAC) wide sales channels.

Since 1992, NOX has been a leading provider of high-performance storage, networking and security products and solutions to the largest companies in Japan. NOX has a rich history of being one of the first partners with highly innovative vendors, including EMC (acquired by Dell), Data Domain (acquired by EMC), BakBone (acquired by Quest Software), Juniper Networks, Varonis, Zscaler, VAST Data and many others. NOX customers are leaders in industry verticals that range from semiconductors to automobile manufacturing.

ComplyScanTM is a cloud-native SaaS reporting solution that helps customers achieve compliance and visibility to alert and prepare for disasters, ransomware attacks, malicious insiders, human error and data corruption. Forget-Me-YesTM is a cloud-native SaaS application that gives customers peace of mind and actionable tools to protect the data privacy and increase overall data compliance. Both services are architected to scale globally and cost effectively in all regions covered by Amazon Web Services.

“Both the ComplyScanTM and Forget-Me-YesTM products will be a welcome addition to help our enterprise customers to adapt to the fast-changing data privacy and compliance regulations that are coming out of every country. Our customers are all global in nature, and they need compliance and protection tools to help with their fast-growing cloud workloads”, said Toshi Kato, CEO at NOX. “We are excited to be a part of the rapidly growing cloud data compliance management markets and look forward to building momentum and sales with the ComplyTrust team”.

“ComplyTrust is very excited to add NOX to our new partner community”, said Spencer Spicker, VP Business Development at ComplyTrust. “The addition of our brand and products into their impressive product portfolio will help their Enterprise clients to scale out their cloud operations worldwide, and build the emerging revenue stream for Oculus VisionTech”.

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About NOX Co. Ltd.

NOX Co. Ltd. is headquartered in Tokyo, Japan. Since 1992, NOX has been providing network security and storage management solutions to enterprise customers in both the US and APAC regions. Learn more about NOX today by visiting https://www.nox.co.jp/en/index.shtml.

About Oculus VisionTech

Oculus VisionTech Inc. (OVT), www.ovtz.com, is a technology company focused on cyber security and data privacy compliance products for Enterprise business customers. With offices in San Diego, California and Vancouver, British Columbia, the Company is currently expanding its’ new ComplyTrustTM, www.complytrust.com, product suite which includes the ComplyScan cloud backup reporting tool and Forget-Me-YesTM B2B data privacy Software-as-a-Service (SaaS) platform, optimizing CCPA, CDPA, GDPR, LGPD, SB220 and other regulatory compliance legislation for Salesforce organizations worldwide. OVTZ’s legacy Cloud-DPS digital content protection solution implements invisible forensic watermarking technology that seamlessly embeds imperceptible tracking components into documents and video-frame content that enables tamper-proof legal auditability for intellectual property protection.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech).

About ComplyTrustTM Inc.

ComplyTrust Inc. https://complytrust.com/, a 100% wholly-owned subsidiary of Oculus VisionTech, is specifically focused on providing enterprise organizations and individuals with secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, ComplyTrust was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about ComplyTrust at https://complytrust.com/.

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: http://ovtz.com/

TSXV: https://money.tmx.com/en/quote/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

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Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.